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Exhibit 10.1

                          UNPROTECTED RENTAL AGREEMENT

            Drawn up and signed at Erez Border Crossing on 01.01.98


BETWEEN:          Postbinder Yosef, I.D. 06965815-1

                            (hereinafter: the Landlord; party of the first part)

AND:              Export Erez Ltd., Reg. No. 510943921

                             (hereinafter: the Tenant; party of the second part)


WHEREAS: The Landlord is the sole and registered owner of an industrial building with an area of 1,675 sq.m. in the Erez Industrial Zone (hereinafter: the building);

AND WHEREAS:      The Tenant wishes to rent part of the building measuring 1,675
                  sq.m. according to the attached drawing (hereinafter: the property) in order to sub-let all or part of it;

AND WHEREAS:      The Tenant wishes to rent the property;

AND WHEREAS:      The Landlord wishes to rent the property to the Tenant;

AND WHEREAS:      The Tenant has not offered or paid and does not intent to pay key money within the meaning of the Tenants' Protection Law
                  (Combined Version) 5732- 1972 to the Landlord for rental of the property;

     Therefore the Parties hereby agree, stipulate and declare as follows:
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Exhibit 10.1


1)       The preamble to this Contract forms an integral part of it.

2)       The period and purpose of the rental

         1)

                  a) The Landlord hereby lets and the Tenant hereby rents the property for a period of 12 months starting on
                           01.01.98 and ending on 31.12.98 (hereinafter; "The rental period").

                  b) Without detracting from the above, it is agreed by the parties that the Tenant will have the option (hereinafter "the option periods") to extend the rental contract for an additional period of 12 months, as long as he informs the Landlord in writing by registered post 60 days before the end of the rental period of his wish to use the above right of extension, and on condition that the Tenant has fulfilled every essential condition of the agreement without reservation.

                  c) During "the option periods" the provisions of this contract will apply with no exceptions.

                  d) It is hereby clarified that the right of the Tenant to utilize the option periods depends on the political situation, the consent of the security authorities and/or the government, as required. The Tenant will not be considered in breach of this contract if the situation does not permit and/or permission as stated is not given, and in such case, the Landlord will have no claim and/or demand against the Tenant, on condition that the Landlord has done everything in his power to obtain the said permission. In order to remove any doubt, it is clarified that if the Tenant vacates the property because of any change or expected change as stated above, he will not be liable for rental charges from the day of vacating the property.

         2) The purpose of this rental is for the purpose of the sub-tenant running a sewing factory, storeroom and/or office and the Tenant will not be entitled under any conditions to make use of the property or part of it for any other purpose except the above.

         3)

                  a) The Tenant hereby declares that he has seen and inspected the property and found it in good condition and suitable for his purposes, and he waivers any claims of unsuitability.

                  b) Without detracting from the above, it is agreed between the parties that the Landlord for his part will not be asked by the Tenant and will not carry out any repairs and/or renovations to the property, however the Tenant is entitled to carry out renovations and so on to the property without being asked to restore it to its former condition at the end of the period of this contract.

3)       Non applicability of tenant protection laws

         1) The Tenant hereby declares that he knows that after the introduction of the Tenants' Protection Law (Various Provisions) 5728-1968, the property was not occupied by any resident entitled to possession of it and since then was not rented for key money.

         2) The Tenant hereby declares that he has not paid and/or undertaken to pay to the


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Exhibit 10.1

                  Landlord whether directly or indirectly any benefit and/or key money and/or other payment for the property apart from the amounts listed below.

         3) The Tenant hereby declares that the meaning of the facts stated above has been explained to him and that he knows that he is not protected by the Tenants' Protection Law in the property.

4)       Rental fee and other costs

         1) The tenant will pay the landlord monthly rent of $7,119 plus VAT, based on a calculation of $4.25 per 1sq.m. in the property, for every month of rental, under the terms and on the dates listed in sub-clauses (b) and (c) below (hereinafter: the rent).

         2)       The rent will be linked to the rate of the $.

         3) The rent will be paid every three months in advance, and on signing this agreement, the tenant will pay rent for the first three months.

         4) In order to make collection easier, on signing this agreement, the tenant will give the landlord 1 cash check and 3 post-dated checks to the dates when the rent is actually due.

5)

         1) In addition to the rent stated in clause 4 above, the Tenant will pay for maintenance of the property, such as: electricity according to a separate meter, water according to the monthly account, telephone according to the Bezeq account, and local taxes payable by the possessor of the property during the whole rental period (hereinafter: "the expenses"), and except for any expenses payable by the owner.

         2)       The Landlord will pay any charges for property tax.

         3) The Tenant will submit to the Landlord at his first request and within a reasonable time, copies of all permits and/or paid invoices and/or copies of receipts for his payment of the expenses for maintenance of the property.

         4) The tenant undertakes to pay any fines and/or interest charged if he does not pay the expenses as required on time.

6) It is hereby stressed and agreed that payment of the payments listed in this clause on time and at the proper rates is a fundamental and basic condition of this contract.

7)       Use of the property

         1)

                  a) The Tenant hereby undertakes to keep the property in good and tidy condition. He also undertakes to repair immediately and at his expense and at his responsibility any defects and/or damage that occurs or is caused to the property apart from reasonable wear and tear and/or not by an act of the Tenant. The Landlord undertakes to repair normal wear and tear within a reasonable time.

                  b) The tenant hereby undertakes to keep the area around the property clean.

         2) The tenant hereby undertakes not to make and not to allow others to make changes and/or additions and/or improvements of any kind to the property or any part of it, if such are likely to cause fundamental damage to the property and/or disturbance and/or a nuisance to neighbors and/or to the adjoining industrial building, but however, and


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Exhibit 10.1

                  since as stated above the Tenant is permitted to make changes, he does not have to restore the building to its former state with respect to internal changes.

         3) The tenant declares and agrees that breach of the terms of clauses 7 (a) and (b) above will be considered a fundamental breach of this contract.

         4) The tenant hereby undertakes to allow the Landlord or his proxy to enter the property at any reasonable time in order to examine the property, after prior notice of 72 hours.

         5) In order to remove any doubt, the Tenant has no rights to the yard and/or the adjoining plot and/or the property apart from the parking rights for the purpose of short term parking, unloading and loading. It is clarified that the access to the property for purposes of loading, unloading and short term storage will be clear.

8) Transfer of rights of usage: The Tenant's rights under this contract cannot be transferred wholly or in part and the Tenant is forbidden to permit another or others to make use of the property or part of it whether for payment or not, whether together with the Tenant or without him, unless the Landlord gives his consent. In order to remove any doubt, the Tenant is hereby given permission to transfer his rights to the property and/or part of them to any other person and/or entity as he sees fit, on condition that the Tenant stands guarantee for fulfillment of all the terms of this contract by the sub-tenant, the tenant is hereby given the right to use the building for sub-contractors.

9) Business license and termination of contract: The Tenant will ensure receipt of a license and/or permit to run a business in the property at his expense and at his responsibility.

10)      End of rental period

         1) At the end of the rental period, or in any event of the termination of this contract before the end of the rental period as stated in sub-clause 10(c) below, the tenant undertakes to vacate the property completely and to return sole possession to the landlord, with the property in good working order, clean and tidy apart from reasonable wear. On returning possession before the end of the rental period as signed, the tenant will be charged 3 months' rent for the property, and all this if a warning of 30 days is given before vacating the property.

         2) A breach of the terms of sub-clause 10(a) above will be considered a fundamental breach of this contract.

         3) It is hereby agreed that any breach of the provisions of clauses 4, 7(b), and 8 of this contract will be considered a fundamental breach of contract, but a delay of 14 days will not be considered a breach of contract.

         4)

                  a) In addition to any legal relief to which the Landlord is entitled in the case of a breach or failure by the tenant to honor his undertakings or part of them, according to this contract, then if the Tenant does not vacate the property 4 days after the time specified in clause 2(a) above, or any other date considered to be the end of the rental period according to this contract, the tenant will pay the landlord an amount equal to $50 (fifty US dollars) for every day of delay.


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Exhibit 10.1


                  b) It is hereby agreed that the amount mentioned in clause d(i) above for each day of delay is a reasonable sum and determined by the parties after consideration and the tenant will not claim and the sum does not constitute a fine.

         5) Any delay by the landlord in carrying out or failure to carry out any action to realize any of the rights granted to him in this contract by virtue of law will not detract from the right of the landlord to take such action against the tenant at any later date, and this will not be considered a waiver on his part.

         6) The landlord may terminate this agreement at his discretion if any of the following occurs:

                  a) The tenant commits a fundamental breach of contract as defined in 10(c) above.

                  b) The tenant is declared bankrupt and/or a receivership order is issued against him.

                  c) The tenant is convicted of a criminal offense in Israel and/or abroad, excluding tax offenses.

                            Miscellaneous provisions

11) Entry of the tenant into the property will serve as proof that he has received the property in good condition, fit for use and to his satisfaction, and subject to completion of all renovations required by the landlord as stated above.

12) The landlord will not bear any responsibility for damage caused by an act or omission of the tenant and/or any other person who is in the property with his permission, for the person and/or property of the tenant and/or his guests and visitors inside the property or in the yard, due to use of the property and the tenant hereby waivers in advance, in his own name and in the name of others, any such claim against the landlord and undertakes to compensate the landlord for any charge for damages that the landlord is compelled to pay due to such damage, unless the damage was due to an act and/or omission of the landlord.

13)

         1) As a precondition for execution of this contract, the tenant will give the landlord a debt note for $10,000 signed by the tenant with two guarantors to the satisfaction of the landlord (hereinafter: the debt note).

         2) The debt note will be deposited in the trusty keeping of the landlord and he will have the right to realize the debt note if the tenant breaches any of his undertakings according to this contract, but before using the debt note, the landlord will inform the tenant by registered mail 20 days in advance in order to allow him to remedy the breach.

         3) At the end of the rental period, after producing receipts and/or confirmations concerning full payment of the expenses for the rental period and return of the property to the landlord, the debt note will be returned to the tenant.

14)

         1) The tenant will insure the property with comprehensive insurance under a policy to be approved in advance by the landlord, but for an amount no greater than $750,000 and the landlord will be the beneficiary together with the tenant. The tenant will arrange at his expense comprehensive insurance for his employees and/or agents and/or customers and/or any third party.



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         2)       The tenant hereby releases the landlord from any
                  responsibility for any damage that may be caused to the tenant and/or next to him, whether injury to person or property.

15) The property does not include any equipment apart from the building, plumbing and electricity.

16) The addresses of the parties in all matters of this rental contract are as they appear in the preamble and any letter sent from one party to the other by registered mail will be considered to have been received after 72 hours.

17) On signing this agreement, all understandings and/or documents and/or arrangements that existed, if any such existed, between the parties become subject to their signature of this contract and this contract is intended to be the sole determiner of the relationship between the parties.

18) The headings in this contract are for reasons of convenience only and they are not intended for purposes of interpretation.

         IN WITNESS WHEREOF, the parties have set their hands:


The Landlord                                 The Tenant

Signature:                                   Signature:
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